Exhibit 99.1

Contact: David W. Qualls                                            NEWS RELEASE
         Chief Financial Officer
         Garden Fresh Restaurant Corp.
         858/675-1600

         Cecilia A. Wilkinson/Rosemary Moothart
         PondelWilkinson MS&L
         323/866-6060

             GARDEN FRESH REPORTS FISCAL 2003 THIRD QUARTER RESULTS
                     REVISES FOURTH QUARTER ESTIMATES UPWARD

      San Diego, California - August 1, 2003 - Garden Fresh Restaurant Corp. (NASDAQ:LTUS), operator of the Souplantation and Sweet Tomatoes restaurants, today reported results for its fiscal 2003 third quarter ended June 30, 2003.

      Net sales for the fiscal 2003 third quarter, based on 97 salad buffet restaurants in operation, increased 1.6% to $56.6 million, from $55.7 million in the comparable period in fiscal 2002 when the company operated 95 restaurants. Same store sales for the quarter increased 0.3% from the corresponding prior-year period, when there were 95 restaurants in the same store sales base.

      For the fiscal 2003 third quarter, the company recorded net income of $1.3 million, or $0.23 per diluted common share. By comparison, in the third quarter of fiscal 2002, the company reported net income of $2.2 million, or $0.38 per diluted common share.

      For the first nine months of fiscal 2003, Garden Fresh posted net sales of $162.8 million, up 2.0% from $159.5 million in the similar period a year earlier. Same store sales for the first nine months of fiscal 2003 increased 0.8% compared with the corresponding prior-year period. The company recorded net income of $3.1 million, or $0.53 per diluted common share, for the first nine months of fiscal 2003. By comparison, for the first nine months of fiscal 2002, the company reported net income of $3.9 million, or $0.68 per diluted common share.

      Michael P. Mack, president and chief executive officer, said: "We are encouraged with the upward trend in same store sales during the third quarter. While same store sales decreased 3.6% in April, they increased 1.2% in May, and increased 3.3% in June compared to the corresponding prior-year periods. Further, the same store sales trend for July was consistent with the June results. We believe these improved same store sales results were driven by a number of factors, including more competitive and motivating Free Standing Inserts (FSI), the broader and more effective use of radio advertising, and an enhanced comprehensive local store marketing program. These initiatives were designed to increase the number of visits from both new and existing guests, which contributed to the improvement in guest counts and sales during the third quarter in varying degrees."

      Mack continued: "We believe these initiatives will continue to drive sales performance in the fourth quarter as will programs to introduce new products that improve value for our guests. The introductions are part of a strategy to create bolder flavor profiles and more innovative products that fit within our current cost structure."

      "Additionally, the improvement in our balance sheet continues, with total debt declining from $41.7 million at the end of the second quarter of fiscal 2003 to $39.5 million at the end of the third quarter of fiscal 2003. At the same time cash in the third quarter rose to $8.5 million from $6.5 million in the second quarter of fiscal 2003, giving the company a net reduction in debt less available cash of $4.2 million" said Mack.

-----------------------------------------------------------------------------------------------------------------
                                      TABLE A: COST COMPARISONS IN $000'S
-----------------------------------------------------------------------------------------------------------------
                                                Q3 FY2003       % of Sales        Q3 FY2002         % of Sales
-----------------------------------------------------------------------------------------------------------------
Costs of sales                                  $13,690            24.2%           $13,526             24.3%
-----------------------------------------------------------------------------------------------------------------
Restaurant operating expenses
-----------------------------------------------------------------------------------------------------------------
         Labor                                   17,780            31.4%            17,465             31.3%
-----------------------------------------------------------------------------------------------------------------
         Occupancy and other                     14,553            25.7%            13,115             23.5%
-----------------------------------------------------------------------------------------------------------------
General and administrative expenses               3,564             6.3%             3,237              5.8%
-----------------------------------------------------------------------------------------------------------------
Depreciation and amortization                     3,630             6.4%             3,423              6.1%
-----------------------------------------------------------------------------------------------------------------

Fiscal 2003 Guidance

Based on current and projected operating and market factors, Garden Fresh's estimates for sales, net income, and earnings per diluted common share for the fourth quarter and full fiscal year 2003, ending September 30,2003, are presented in Table B.

-------------------------------------------------------------------------------------------------------------------------
                                               TABLE B: FY2003 ESTIMATES
-------------------------------------------------------------------------------------------------------------------------
                                        Q4 FY2003 (Est.)      Q4 FY2002 (Act.)     FY2003 (Est.)        FY2002 (Act.)
-------------------------------------------------------------------------------------------------------------------------
Sales                                  $56 - $57 million       $54.8 million        $219 - $220        $214.3 million
                                                                                      million
-------------------------------------------------------------------------------------------------------------------------
Net income                            $0.7 - $0.8 million       $1.6 million        $3.8 - $3.9         $5.6 million
                                                                                      million
-------------------------------------------------------------------------------------------------------------------------
Earnings per diluted common share        $0.12 - $0.14             $0.28            $0.65- $0.67            $0.96
-------------------------------------------------------------------------------------------------------------------------
Diluted common shares outstanding         6.0 million           5.9 million         6.0 million          5.8 million
-------------------------------------------------------------------------------------------------------------------------
Assumptions for the above include:
-     comparable store sales increase of 0.0% to 1.0% annually;
-     comparable store sales increase in the fourth quarter of 2.0% (primarily driven by counts)
-     two new restaurants planned and opened during Q2 FY2003;
-     wage rate inflation of 3.0% over FY2002;
-     annual store-level profit margin of 11.2%.
-------------------------------------------------------------------------------------------------------------------------

Investor Conference Call

      Garden Fresh will host an investor conference call related to the above news today, Friday, August 1, at 9:00 a.m. PDT (12 noon EDT). President and Chief Executive Officer Michael Mack, Chief Operating Officer Lloyd Fritzmeier and Chief Financial Officer David Qualls will review the company's financials and operations for the fiscal 2003 third quarter and discuss their outlook for the remainder of fiscal 2003. The call will be open to all interested investors through a live audio webcast via the Internet at www.gardenfreshcorp.com and www.companyboardroom.com. The call will be archived on both web sites for one year, through July 31, 2004. A playback of the call also will be available through 5:00 p.m. PDT, Friday, August 8, 2003, by calling 1.800.633.8284 (domestic) or 1.402.977.9140 (international). Callers should use reservation number 21155065.

About Garden Fresh

      Garden Fresh Restaurant Corp. currently operates 97 salad buffet restaurants in California, Florida, Arizona, Colorado, Georgia, Illinois, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington under the names Souplantation and Sweet Tomatoes. Its restaurants offer an abundance of fresh, quality salad selections, soups, bakery items, pastas and desserts in a self-serve format.

Forward-looking Information

      Certain statements in this news release for Garden Fresh Restaurant Corp., including the estimates for the fourth quarter of fiscal 2003 and the full year for fiscal 2003, along with the related assumptions, are forward-looking and may involve a number of risks and uncertainties. These statements include statements regarding: (i) changes relating to marketing and advertising, including efforts to increase the number of visits from existing and new guests; (ii) the company's ability to increase sales through advertising and marketing efforts and the introduction of new products; (iii) introduction of and guests' acceptance of new products and guests' perception of the value; and (iv) the company's strategy to create bolder flavor profiles and more innovative products that fit within its current cost structure. Management cannot be certain that these programs and investments will be effective. In particular, the company's strategies to improve revenues are experimental. In addition, the degree of future inflationary cost pressure the company may experience is uncertain. Future earnings could be adversely affected by inflation, and there is substantial risk and uncertainty regarding the company's ability to recoup cost inflation via future price increases or productivity gains. Current results are not indicative of future receptivity of the concept or increases in sales. The company's restaurants operate in highly competitive environments, subject to continuously shifting consumer demand patterns. More information on factors that could affect the company's financial results is included in the company's Form 10-K, filed with the Securities and Exchange Commission.

                                 (Tables follow)

                                      # # #

Garden Fresh Restaurant Corp.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

                                                      Three Months Ended           Nine Months Ended
                                                           June 30,                     June 30,
                                                     --------------------        ---------------------
                                                       2002        2003            2002         2003
                                                     --------     -------        --------     --------
NET SALES                                            $ 55,713     $56,629        $159,540     $162,759

COSTS AND EXPENSES
Costs of sales                                         13,526      13,690          39,154       39,676
Restaurant operating expenses
   Labor                                               17,465      17,780          50,927       51,582
   Occupancy and other expenses                        13,115      14,553          38,807       41,367
General and administrative expenses                     3,237       3,564           9,860       10,592
Restaurant opening costs                                   25           2             331          232
Depreciation and amortization                           3,423       3,630          10,171       10,857
                                                     --------     -------        --------     --------
Total costs and expenses                               50,791      53,219         149,250      154,306

OPERATING INCOME                                        4,922       3,410          10,290        8,453

Interest income                                            22           9              55           41
Interest expense                                       (1,138)       (937)         (3,470)      (2,750)
Other expense, net                                        (19)       (148)           (275)        (307)
                                                     --------     -------        --------     --------
INCOME BEFORE PROVISION FOR                             3,787       2,334           6,600        5,437
    INCOME TAXES
Provision for income taxes                            (1,544)       (994)          (2,655)      (2,316)
                                                     --------     -------        --------     --------
NET INCOME                                           $  2,243     $ 1,340        $  3,945     $  3,121
                                                     ========     =======        ========     ========
Basic net income per common share                    $   0.39     $  0.23        $   0.69     $   0.54
                                                     ========     =======        ========     ========
   Shares used in computing basic net
   income per common share                              5,718       5,796           5,698        5,778
                                                     ========     =======        ========     ========
Diluted net income per common share                  $   0.38     $  0.23        $   0.68     $   0.53
                                                     ========     =======        ========     ========
   Shares used in computing diluted net
   income per common share                              5,975       5,898           5,797        5,917
                                                     ========     =======        ========     ========

Garden Fresh Restaurant Corp.
BALANCE SHEETS
(Dollars in thousands, except par value)

                                                                         September 30,     June 30,
                                                                             2002            2003
                                                                         ------------     -----------
ASSETS                                                                                    (unaudited)
Current assets:
      Cash and cash equivalents                                            $  5,294         $  8,462
      Inventories                                                             9,123            9,147
      Other current assets                                                    3,919            4,703
                                                                           --------         --------
           Total current assets                                              18,336           22,312

Property and equipment, net                                                 132,638          127,777
Intangible and other assets                                                   2,032            2,330
                                                                           --------         --------
Total assets                                                               $153,006         $152,419
                                                                           ========         ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                     $  5,604         $  3,780
      Current portion of long-term debt                                      10,635           10,823
      Accrued liabilities                                                    11,743           13,250
                                                                           --------         --------
           Total current liabilities                                         27,982           27,853

Deferred income taxes                                                         8,336            8,486
Long-term debt, net of current portion                                       32,970           28,634
Other liabilities                                                             3,485            3,578

Shareholders' equity:
      Preferred stock, $0.001 par value; 2,500,000 shares
         authorized at September 30, 2002 and June 30, 2003,
         of which 120,000 shares are designated as Series A Preferred
         Stock; 0 shares issued and outstanding at September 30, 2002
         and June 30, 2003 respectively                                          --               --
      Common stock, $0.01 par value; 12,000,000 shares
         authorized at September 30, 2002 and June 30, 2003,
         respectively; 5,732,822 and 5,795,954 issued and outstanding at
         September 30, 2002 and June 30, 2003, respectively                      57               58
Additional paid-in capital                                                   60,133           60,646
Retained earnings                                                            20,043           23,164
                                                                           --------         --------
Total shareholders' equity                                                   80,233           83,868
                                                                           --------         --------
Total liabilities and shareholders' equity                                 $153,006         $152,419
                                                                           ========         ========